Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172740) of MedAssets, Inc. of our report dated November 18, 2011, relating to the financial statements of MedAssets, Inc. Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of the MedAssets, Inc. Employee Stock Purchase Plan for the year ended August 31, 2011.

/s/ Babush, Neiman, Kornman & Johnson, LLP

Atlanta, Georgia

November 18, 2011